

    As filed with the Securities and Exchange Commission on March 30, 2004
                                                Registration No. 333-______

===============================================================================

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                          Coastal Financial Corporation
             (exact name of registrant as specified in its charter)

DELAWARE                                                 57-0925911
(state or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)


                                2619 OAK STREET
                   MYRTLE BEACH, SOUTH CAROLINA 29577-3129
                                (843) 205-2000
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             COASTAL FINANCIAL CORPORATION 2000 STOCK OPTION PLAN
                           (Full Title of the Plan)


MICHAEL C. GERALD                         COPIES TO:
PRESIDENT, CHIEF EXECUTIVE                PAUL M. AGUGGIA, ESQUIRE
OFFICER AND DIRECTOR                      ERIC S. KRACOV, ESQUIRE
COASTAL FINANCIAL CORPORATION             MULDOON MURPHY FAUCETTE & AGUGGIA LLP
2619 OAK STREET                           5101 WISCONSIN AVENUE, N.W.
MYRTLE BEACH, SOUTH CAROLINA 29577-3129   WASHINGTON, DC  20016
(843) 205-2000                            (202) 362-0840
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

    Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /
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

                       CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                       Proposed             Proposed Maximum          Amount
         Title of                Amount to be       Maximum Offering       Aggregate Offering      Registration
Securities to be Registered      Registered(1)      Price Per Share              Price                 Fee
------------------------------------------------------------------------------------------------------------------
    Common Stock                   525,000
   $.01 par Value                 Shares (2)            $15.14(3)                $7,948,500          $1,008
==================================================================================================================

(1)  Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Coastal Financial Corporation 2000 Stock Option Plan (the "Plan")
     as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Coastal
     Financial Corporation, pursuant to 17 C.F.R. ss.230.416(a).
(2)  Represents the total number of additional shares reserved or available for issuance as options pursuant to the Plan.
(3)  Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $15.14 based upon the average trading price of the common stock, $.01 par value per share (the "Common Stock"), of Coastal
     Financial Corporation (the "Registrant"), as reported on the NASDAQ SYSTEM on March 25, 2004.


THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

                                EXPLANATORY NOTE

   In accordance with General Instruction E of Form S-8, the contents of the previously filed Registration Statement for Coastal Financial Corporation dated February 1, 2001 (Registration No. 333-54794) are hereby incorporated by reference. This Registration Statement is being filed to register 525,000 additional shares of the Company's common stock for issuance under the Coastal Financial Corporation 2000 Stock Option Plan.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.   LIST OF EXHIBITS.

   The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

      5 Opinion of Muldoon Murphy Faucette & Aguggia LLP as to the legality of the Common Stock to be issued.

      10       Coastal Financial Corporation 2000 Stock Option Plan(1)

      23.0 Consent of Muldoon Murphy Faucette & Aguggia LLP (contained in the opinion included in Exhibit 5)

      23.1     Consent of KPMG LLP

      24       Power of Attorney (located on the signature pages).
--------------------------
1 Incorporated herein by reference from Appendix A to the Proxy Statement on Form DEF 14A (SEC No. 333-01274) filed with the SEC on December 22, 1999.




                                        2

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Coastal Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Myrtle Beach, South Carolina, on March 30, 2004.

                        COASTAL FINANCIAL CORPORATION



                        By:   /s/ Michael C. Gerald
                              --------------------------------------------
                              Michael C. Gerald
                              President, Chief Executive Officer and
                              Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below
(other than Mr. Gerald) constitutes and appoints Michael C. Gerald as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Name                                Title                          Date
    ----                                -----                         ----


/s/ James T. Clemmons      Chairman of the Board                 March 30, 2004
------------------------
James T. Clemmons


/s/ Michael C. Gerald      President, Chief Executive Officer    March 30, 2004
------------------------   and Director
Michael C. Gerald          (principal executive officer)


/s/Jerry L. Rexroad        Executive Vice President and          March 30, 2004
------------------------   Chief Financial Officer
Jerry L. Rexroad           (principal financial and
                           accounting officer)



/s/ Frank A. Thompson, II  Director                              March 30, 2004
-------------------------
Frank A. Thompson, II

/s/ James C. Benton        Director                              March 30, 2004
------------------------
James C. Benton



/s/ James P. Creel         Director                              March 30, 2004
------------------------
James P. Creel


/s/ James H. Dusenbury     Director                              March 30, 2004
------------------------
James H. Dusenbury


/s/ G. David Bishop        Director                              March 30, 2004
------------------------
G. David Bishop

















                                      4

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


                                           EXHIBIT INDEX
                                           -------------


                                                                                          Sequentially
                                                                                            Numbered
                                                                                              Page
 Exhibit No.     Description            Method of Filing                                    Location
------------     ------------------     ----------------------------------------------    ------------

     10          Coastal Financial      Incorporated herein by reference from Appendix
                 Corporation Stock      A to the Proxy Statement on form DEF 14A
                 Option Plan            (SEC No. 333-01274) filed with the SEC on
                                        December 22, 1999.
      5          Opinion of MMF&A       Filed herewith.
    23.0         Consent of MMF&A       Contained in Exhibit 5.
    23.1         Consent of KPMG LLP    Filed herewith.
     24          Power of Attorney      Located on the signature page.














                                      5

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        EXHIBIT 5     OPINION OF MULDOON MURPHY FAUCETTE & AGUGGIA LLP

                                March 30, 2004



Board of Directors
Coastal Financial Corporation
2619 Oak Street
Myrtle Beach, South Carolina 29577-3129

       Re: Coastal Financial Corporation 2000 Stock Option Plan for Offer and Sale of an Additional 525,000 Shares of Common Stock

Gentlemen:

      We have been requested by Coastal Financial Corporation, a Delaware corporation (the "Company"), to issue a legal opinion in connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of an additional 525,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), that may be issued under the Coastal Financial Corporation 2000 Stock Option Plan (herein referred to as the "Plan").

      We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified: (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, Coastal Federal Bank.

      Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved under the Plan have been duly authorized and, upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

      This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the registration statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

      We note that, although certain portions of the registration statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by




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Board of Directors
March 30, 2004
Page 2


reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation the financial statements or schedules or the other financial information or data included therein.

      We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's registration statement on Form S-8.

                              Very truly yours,



                              /s/ MULDOON MURPHY FAUCETTE & AGUGGIA LLP













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            EXHIBIT 23.1     CONSENT OF KPMG LLP

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Coastal Financial Corporation


We consent to the incorporation by reference in the Registration Statement on Forms S-8 of Coastal Financial Corporation of our report dated October 29, 2003, with respect to the consolidated statements of financial condition of Coastal Financial Corporation and subsidiaries as of September 30, 2002 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2003, which report is incorporated by reference in the September 30, 2003, Annual Report on Form 10-K of Coastal Financial Corporation.



                              /s/ KPMG LLP


Greenville, South Carolina
March 30, 2004